Exhibit 10.2

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT AGREEMENT (this “Amendment No. 1”), dated as of November 21, 2017, made by and among DUCK CREEK TECHNOLOGIES LLC, a Delaware limited liability company (the “Borrower”), DISCO TOPCO HOLDINGS (CAYMAN), L.P., a Cayman Islands exempted limited partnership acting through its general partner, Disco (Cayman) GP Co. (“Holdings”), BANK OF AMERICA, N.A. (“BofA”), as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, and each lender party hereto amends the Credit Agreement, dated as of October 4, 2016, (as amended, restated, supplemented, amended and restated or otherwise modified from time to time, the “Existing Credit Agreement”) among Holdings, the Borrower, BofA as Administrative Agent and Collateral Agent and each Lender from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement.

PRELIMINARY STATEMENTS:

(1) Holdings, the Borrower, the Lenders party thereto from time to time, the Administrative Agent and the Collateral Agent are party to the Existing Credit Agreement.

(2) The Borrower has requested an amendment to the Existing Credit Agreement as set forth below.

(3) The Administrative Agent, Holdings, the Borrower and the Lenders party hereto desire to memorialize the terms of this Amendment No. 1 and make the amendments as set forth herein in accordance with Section 10.01 of the Existing Credit Agreement, with such amendments to become effective at the Amendment Effective Date (as defined below).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Amendments.

Effective as of the Amendment Effective Date, the Existing Credit Agreement is hereby amended as follows; provided that this Amendment No. 1 shall not constitute a novation of the Existing Credit Agreement (the “Amendments”):

(a) The following defined terms shall be added to Section 1.01 of the Existing Credit Agreement in alphabetical order:

“Amendment Effective Date” Shall mean November 21, 2017.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

(b) The definition of “ERISA” in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing it in its entirety with the following:

““ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.”

(c) The following provision is added as Section 5.10(c) of the Existing Credit Agreement:

“The Borrower represents and warrants as of the Amendment Effective Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.”

(d) Section 6.01(a) of the Existing Credit Agreement is hereby amended by replacing the reference to “120 days” with “180 days”.

(e) Section 6.02(d) of the Existing Credit Agreement is hereby amended by adding a proviso to the end of such section which states “; provided with respect to the fiscal year of the Borrower ended August 31, 2017, no later than 180 days following the first day of such fiscal year.”.

(f) Section 7.09(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

(a) Minimum Consolidated EBITDA. Except with the written consent of the Required Lenders, permit Consolidated EBITDA for any Test Period set forth below to be less than the amount set forth opposite such Test Period below:

Test Period Date	Minimum Consolidated EBITDA
November 30, 2016	$13,000,000
February 28, 2017	$15,000,000
May 31, 2017	$17,000,000
August 31, 2017	$6,000,000
November 30, 2017	$6,000,000

Test Period Date	Minimum Consolidated EBITDA
February 28, 2018	$6,000,000
May 31, 2018	$6,000,000
August 31, 2018	$6,000,000
November 30, 2018	$9,000,000
February 28, 2019	$9,000,000
May 31, 2019	$9,000,000

(g) The following provision is added as Section 9.17 of the Existing Credit Agreement:

“Section 9.17. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any of its Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.”

SECTION 2. Representations of the Loan Parties. Each Loan Party hereby represents and warrants to the other parties hereto as of the Amendment Effective Date that:

(a) this Amendment No. 1 has been duly authorized, executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing;

(b) the representations and warranties of the Borrower and each other Loan Party contained in the Loan Documents shall be true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(c) after giving effect to this Amendment No. 1, the execution, delivery and performance by each Loan Party of this Amendment No. 1 and each other Loan Document to which such Person is a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not

(i) conflict with or contravene the terms of any of such Person’s Organizational Documents, (ii) result in any breach or contravention of, or the creation of any Lien under (other than under the Loan Documents), or require any payment to be made under (1) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any conflict, breach or contravention or payment or violation (but not creation of Liens) referred to in clause (ii) or (iii), to the extent that such conflict, breach, contravention or payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(d) at the time of and immediately after giving effect to this Amendment No. 1, no Default or Event of Default has occurred or is continuing or shall result from this Amendment No. 1.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment No. 1 is subject to the satisfaction (or waiver) of the following conditions (the date of such satisfaction or waiver, the “Amendment Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received from each of Holdings, the Borrower, the Subsidiary Guarantors and the Required Lenders, either (x) a counterpart of this Amendment No. 1 signed on behalf of such party or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Amendment No. 1 by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Amendment No. 1.

(b) The Borrower shall have delivered to the Administrative Agent a certificate from a Responsible Officer of the Borrower dated as of the Amendment Effective Date, to the effect set forth in Sections 2(b) and 2(d) hereof.

(c) Prior to or substantially concurrently with the Amendment Effective Date, the Borrower shall have paid to the Administrative Agent a consent fee, for the ratable account of the consenting Lenders equal to the sum of 0.15% multiplied by the principal amount of such Lender’s Commitment on the Amendment Effective Date.

SECTION 4. Consent and Affirmation of the Guarantors. Each of the Guarantors, in its capacity as a guarantor under the Guaranty and a grantor under the other Collateral Documents, hereby (i) consents to the execution, delivery and performance of this Amendment No. 1 and agrees that each of the Guaranty and the other Collateral Documents is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Amendment Effective Date, except that, on and after the Amendment Effective Date, each reference to “Credit Agreement”, “thereunder”, “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Existing Credit Agreement as amended by this Amendment No. 1 and (ii) confirms that the Collateral Documents to which each of the Guarantors is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations.

SECTION 5. Reference to and Effect on the Loan Documents. (a) On and after the Amendment Effective Date, each reference in the Existing Credit Agreement to “hereunder”, “hereof”, “Agreement”, “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Existing Credit Agreement as amended by this Amendment No. 1. From and after the Amendment Effective Date, this Amendment No 1. shall be a Loan Document under the Existing Credit Agreement.

(b) The Collateral Documents and each other Loan Document, as specifically amended by this Amendment No. 1, if applicable, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, and the respective prior guarantees, pledges, grants of security interests and other agreements, as applicable, under each of the Collateral Documents, notwithstanding the consummation of the transactions contemplated hereby, shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties under the Existing Credit Agreement. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment No. 1.

(c) The execution, delivery and effectiveness of this Amendment No. 1 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6. Execution in Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 1 by .pdf or other electronic form shall be effective as delivery of a manually executed original counterpart of this Amendment No. 1.

SECTION 7. Amendments; Headings; Severability. This Amendment No. 1 may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrower, the Administrative Agent and the Lenders party hereto. The Section headings used herein are for convenience of reference only, are not part of this Amendment No. 1 and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment No. 1. Any provision of this Amendment No. 1 held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. Governing Law; Etc.

(a) THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 10.14 AND 10.15 OF THE EXISTING CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

SECTION 9. No Novation. This Amendment No. 1 shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Collateral Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement, the Collateral Documents or the other Loan Documents. The obligations outstanding under or of the Existing Credit Agreement and instruments securing the same shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this Amendment No. 1 or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Loan Documents.

SECTION 10. Notices. All notices hereunder shall be given in accordance with the provisions of Section 10.02(a) of the Existing Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HOLDINGS:

DISCO TOPCO HOLDINGS (CAYMAN), L.P.

By:	/s/ Matthew R. Foster
	Name:	Matthew R. Foster
	Title:	Authorized Signatory

BORROWER:

DUCK CREEK TECHNOLOGIES LLC

By:	/s/ Matthew R. Foster
	Name:	Matthew R. Foster
	Title:	COO

[Signature Page to Amendment No. 1 to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Aamir Saleem
Name: Aamir Saleem
Title: Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

BANK OF AMERICA, N.A., as L/C Issuer, as Swing Line Lender and as a Lender

By:	/s/ John McDowell
Name: John McDowell
Title: Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

CITIZENS BANK, N.A., as Lender

By:	/s/ Terence Kelly
Name: Terence Kelly
Title: Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]